EXHIBIT
                              10.76
                    STOCK PURCHASE AGREEMENT


THIS STOCK PURCHASE AGREEMENT (hereinafter referred to as the "AGREEMENT") is made and entered into as of the 30th day of August,1995, by and between STAFF BUILDERS SERVICES, INC.,a New York Corporation (the "BUYER") , MEDVISIT, INC., a North Carolina Corporation (the "SELLER") and ROGER JACKSON PLEASANT, as President and Sole Stockholder of MEDVISIT, INC. ("PLEASANT").


                           BACKGROUND

     WHEREAS, PLEASANT owns all of the issued and outstanding capital stock (the "Stock") of MEDVISIT, INC., a North Carolina
Corporation;

     WHEREAS, Pleasant is the President and Sole Stockholder of
MEDVISIT, INC.;

     WHEREAS, SELLER owns and operates certified home health care agencies pursuant to Certificates of Need dated May 3, 1982 and January 10,1992 as well as licensed and certified home agencies serving the following counties: Rockingham, Caswell, Person, Granville, Vance, Warren, Guilford, Alamance, Orange, Durham, Franklin and Wake (the "Business"); and

     WHEREAS, PLEASANT and SELLER desire to transfer and sell to BUYER, and BUYER desires to purchase and acquire from PLEASANT and SELLER, the Stock of MEDVISIT, INC., in accordance with the terms and provisions hereafter set forth.

     NOW, THEREFORE, for and in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, PLEASANT,SELLER and BUYER covenant, represent, warrant, stipulate and agree as follows:

             ARTICLE 1.  PURCHASE AND SALE OF STOCK

     1.1 Purchase and Sale of Stock. At the Closing (as hereinafter defined) , subject to the terms of and conditions of this AGREEMENT, PLEASANT and SELLER agree to sell, transfer, convey, deliver and assign to BUYER all right, title and interest in and to the Stock of MEDVISIT, INC., free and clear of all liens and encumbrances except for those set forth herein, for the consideration hereinafter set forth.

          ARTICLE 2.  CLOSING DATE:  TRANSFER OF STOCK


     2.1 Closing and Closing Date. The Closing hereunder (the "Closing") shall take place at the offices of Wyrick, Robbins, Yates,& Ponton L.L.P., 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27619, at 9:00 a.m., on August 30, 1995, or on such other earlier date and time as may be agreed to in writing by PLEASANT, SELLER and BUYER. The date upon which the Closing occurs shall be the "Closing Date".

     2.2 Transfer of Stock. PLEASANT shall, at the Closing on the Closing Date, deliver to BUYER a certificate for the Stock, together with a stock power duly endorsed in favor of BUYER.

            ARTICLE 3.  PURCHASE PRICE FOR THE STOCK


     3.1 Purchase Price for the Stock. The purchase price (the "Purchase Price") for the Stock payable by Buyer to PLEASANT for the Stock shall be an amount equal to the sum of Six Million Five Hundred Thousand Dollars ($6,500,000.00), payable as follows: a Promissory Note from the BUYER to PLEASANT in the aggregate amount of ($2,975,000.00), a copy of which is attached hereto as
Exhibit I; a payout under the Non-Competition Agreement in the aggregate amount of Two Million Twenty-Five Thousand Dollars ($2,025,000.00), a copy of which is attached hereto as Exhibit II; and the balance of One Million Five Hundred Thousand ($1,500,000.00) (the "CASH"), less the setoffs described herein, due and payable at Closing pursuant to Section 3.3.

     3.2 Payment of the Purchase Price. The CASH to be paid by BUYER to PLEASANT and the persons and/of entities listed on
Schedule 4.21 at the time of Closing shall be in cash, via Fed Wire Transfer to be credited to the bank accounts of PLEASANT and the parties listed on schedule 4.21 before noon on the day of the Closing. The CASH to be paid at Closing is subject to adjustment as hereinafter provided in Section 3.3 In consideration of the purchase of the Stock of SELLER from PLEASANT, BUYER agrees to assume all liabilities of any kind or type of the SELLER existing or owing on the Closing Date which were disclosed to the BUYER, on Schedule 4.6(b) or listed on the audited financial statements and records of SELLER previously furnished to BUYER, or incurred by SELLER between the date of the audited financial statements and the date of Closing, only so far as set forth on Schedule 4.6(b) or which are the result of Medicare or Medicaid audit activities for any period(s) up through the Closing Date relating to items submitted in the ordinary course of business and consistent with prior business practices.

     3.3 Adjustment to Purchase Price.   (a)  The Purchase Price
CASH due and payable by BUYER to PLEASANT at Closing is subject to adjustment as a result arising out of: (1) The receivable(s) due from officer(s) of SELLER in the amounts set forth on
Schedule 3.3; (2) The intercompany receivable and/or investment in Always Vinyl, Inc., in the amounts set forth on Schedule 3.3;
(3) Interest and penalties due and payable as a result of any underpayment of payroll taxes as on the originally filed second and third calendar quarters 1995 federal and state payroll tax returns and reports from May 1,1995 through Closing in the amounts set forth on Schedule 3.3; (4) An amount of $160,000.00 representing a final audit adjustment of Medicare receivables as reflected on the June 30,1995 audited financial statements; and
(5) Payment to Edgewater Capital Corporation in the amount of $75,000.00, as set forth on Schedule 3.3.

     (b) BUYER hereby agrees to advance sufficient funds on behalf of SELLER, required to settle in full the federal and state payroll tax liabilities arising from the second and/or third calendar quarters 1995, including all penalties and interest as negotiated by Coopers & Lybrand L.L.P. when requested by PLEASANT. Said funds advanced for the benefit of SELLER which are utilized solely for the payment of the interest and penalties due on any unpaid or underpaid tax liabilities shall be included on Schedule 3.3 as a setoff of the monies due to PLEASANT at the time of the Closing.

     (c) If and when the proposal to the University of North Carolina Hospitals from MEDVISIT, INC. for Home Health Care Provisions submitted in response to RFP 14658 is finalized,then BUYER shall pay to PLEASANT the full amounts adjusted in Section 3.3(a)(3) and Section 3.3 (a)(4) above upon execution of the proposed agreement with UNC.


     ARTICLES 4. REPRESENTATIONS  AND  WARRANTIES OF SELLER

     SELLER hereby represents and warrants to BUYER both as of the date hereof and the Closing Date as follows:

     4.1 Organization of SELLER; Good Standing; Qualifications; Charter and By-Laws. SELLER is a corporation, duly organized, validly existing and in good standing under the laws of the State of North Carolina. SELLER has the requisite corporate power and authority to own, lease, and operate its properties and to conduct its business as currently conducted. No actions or proceedings to dissolve SELLER are pending.

     4.2 Authority. (a) SELLER has full power and has taken all corporate action necessary to execute, deliver and perform this AGREEMENT and to carry out the transactions contemplated hereby. The execution, delivery and performance of this AGREEMENT and the other Transaction Documents (as hereinafter defined) to which it is a party constitute the legal, valid and binding obligation of SELLER enforceable against SELLER in accordance with its terms, except to the extent that such enforceability may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally, and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances. For purposes of this AGREEMENT, "Transaction Documents" shall mean this AGREEMENT and the schedules hereto, each certificate delivered pursuant hereto, each exhibit hereto, in executed form and all other documents and agreements executed and delivered to BUYER pursuant hereto at the Closing.

     (b) Neither the execution or delivery of this AGREEMENT and the other Transaction Documents nor the consummation of the transactions contemplated hereby will (i) except for obtaining the required consents as set forth on Schedule 4.2 and except for obtaining any consent were the failure to obtain such consent would not materially or adversely affect the asserts or the financial conditions of the SELLER, conflict in any material respect with, constitute a material breech, violation or termination of any provision of any contracts and other agreements to which the SELLER is a party or by which either of them is bound,(ii) conflict with or violate the Articles of Incorporation or By-Laws of SELLER, or (iii) to the knowledge of SELLER, materially violate any statute,law, regulation, judgement, rule, order or any other restriction of any kind or character applicable to SELLER, except for any statute, law, regulation, judgement, rule, order, license, permit, or any other restriction, were the violation thereof would not materially or adversely affect the Stock, the assets or the financial conditions of the SELLER, as the case may be.

     4.3  Approvals, Other Authorizations - SELLER.
Except as set forth on Schedule 4.2, no consent, waiver, authorization or approval of, giving of notice to or registration or filing or taking of any other action in connection with, any governmental authority or of any other person is necessary in connection with the execution and delivery of this AGREEMENT by SELLER and the consummation of the transactions contemplated hereby, except were the failure to obtain such consent would not materially and/or adversely affect the assets or financial condition of SELLER.

     4.4 Capitalization of SELLER. (a) SELLER is a corporation, duly organized, validly good standing under the laws of the State of North Carolina. Neither the nature of its assets or business requires SELLER to register to conduct business in any other jurisdictions. A true and complete copy of the Articles of Incorporation and the By-Laws of SELLER as currently in effect have been delivered heretofore to BUYER. SELLER has no subsidiaries and is not a partner in any partnership nor a participant in any joint venture, other than is set forth on
Schedule 4.4.

     (b) The authorized capital stock of SELLER consists of 100,000 shares of common stock, par value $1.00 per share of which 10,000 are issued and outstanding to PLEASANT. The 10,000 shares of stock of SELLER issued to PLEASANT are all of the issued and outstanding shares of the SELLER. The Stock has been duly authorized and validly issued and is fully paid and nonassessable. The Stock is owned by PLEASANT free and clear of any liens, claims, pledges or other encumbrances, except for those disclosed on Schedule 4.4 and/or Schedule 13.5. The Stock has not been issued in violation of any preemptive right of shareholders and there are no outstanding warrants, calls, options, or other rights or claims with respect to the Stock or the issuance or transfer of the Stock. There are no Shareholder agreements or voting trust agreements or other agreements with respect to the Stock. At Closing, PLEASANT shall transfer good and valid title to the Stock to BUYER, free and clear of any liens, claims, pledges, rights or other encumbrances. There is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option to other agreement of any kind to purchase or otherwise to receive from SELLER any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capitol stock or any other security of any kind of the SELLER, and there is no outstanding security of any kind convertible into such capital stock.

     (c) SELLER has heretofore delivered to BUYER true and complete copies of the Certificate of Incorporation and By-Laws of the SELLER as in effect as of the date hereof. The minute books of the SELLER contain true and complete records in all material respects of all meetings of the Board of Directors, and committees of the Board, and of the stockholders since the time of the SELLER's incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu meeting. The stock books and ledgers of SELLER are true and complete.

     (d) The sale of the Stock by the SELLER to BUYER is exempt from registration under applicable federal and state Securities laws.

     4.5 Approvals, Licenses and Other Authorizations - SELLER. All material licenses, permits and other governmental authorizations and approvals of all federal, state, and local governmental authorities required or necessary for SELLER to operate have been duly obtained and are in full force and effect, except where the failure to so comply would not have a material adverse effect upon the financial condition of the SELLER. The sale of the Stock and the consummation of the transaction contemplated by this AGREEMENT and the other Transaction Documents will not result in the termination or revocation of any license,permit or other governmental authorizations of SELLER. SELLER has, in all material respects, operated its business in accordance with all applicable federal, state and local laws, rules and regulations except noncompliance would not have a material and adverse impact on the financial condition or Business of SELLER. There are no proceedings pending or, to the best of SELLER's knowledge, threatened to restrict, revoke or modify such licenses, permits or other governmental authorizations and approval of SELLER or to the best of the SELLER's knowledge, matters which could give rise to such proceedings.

     4.6 Financial Statements; Liabilities. (a) SELLER will have delivered to Buyer prior to closing a copy of the audited balance sheet of SELLER as of June 30, 1995, and the related audited statement of revenues and expenses, changes in fund balances and statement of cash flows (the "Financial Statement") The Financial Statements have been prepared from the books and records of SELLER on a consistent basis in accordance with generally accepted accounting principles, as of the date and for the period then ended. The Financial Statements are based upon the books and records of the SELLER and fairly represent the financial position of SELLER and its result of operations for the period then ended.

     (b) Attached hereto as Schedule 4.6(b) is a true and complete list of SELLER's liabilities as of June 30,1995, complete with a list of those incurred from July 1,1995 to the date of Closing, except as incurred in the ordinary course of business and consistent with prior business practices. Other than as disclosed in the Financial Statements, as supplemented by
Schedule 4.6 (b), SELLER has no knowledge of any threatened claims, actions or investigations which would result in the incurrence of any additional liabilities by SELLER, which are required under generally accepted accounting principles to be included on financial statements.

     (c) SELLER has no material indebtedness, liability or obligation of any character whatsoever, whether or not accrued, whether known or unknown, fixed or unfixed, choated or unchoated, liquidated or unliquidated, contingent or otherwise, including without limitation liabilities for taxes, other governmental charges or pending lawsuits, other than (i) liabilities reflected in the Financial Statements, or (ii) liabilities incurred in the ordinary course of business and consistent with prior business practices since the date of the Financial Statements, (iii) as otherwise permitted by this AGREEMENT.

     4.7 Absence of Certain Events. Since June 30,1995, SELLER has operated his business in the ordinary and normal course and, except as disclose to BUYER in writing on Schedule 4.7, there has not been:

     (a) any material damage, destruction or loss, whether covered by insurance or not, adversely affecting the assets, properties and/or Business of SELLER;

     (b) except as set forth in Schedule 4.7, any increase or decrease in the compensation payable or to become payable to any of SELLER's officers or management employees or material change in any insurance,pension, or other benefit plan, payment or arrangement made to, for or with any of SELLER's officers or management employees, any material commission or bonus paid to any of such officers or management employees or any material amendment to any employment or benefit plan;

     (c) any sale, assignment, transfer, lease or other disposition of any material asset of SELLER except as set forth in Schedule 4.7, other than in the ordinary cause of business consistent with past practices;

     (d) any acquisition of any assets, other than in the ordinary course of business consistent with past practices;

     (e) Any material transaction, contract or commitment entered into which is not in the ordinary course of business and consistent with past practices;

     (f) any material adverse change in the assets, Business or financial condition of SELLER except as disclosed to Buyer in writing;

     (g) any amendment to the Articles of Incorporation or By-
Laws of SELLER;

     (h) any issuance by SELLER of any options or rights of any commitment to pay dividends as to any of its capital stock;

     (i) any loan or advance by SELLER to any shareholder, director, officer, employee, agent, consultant or other representative of SELLER other than in the ordinary course of business;

     (j) any payment or commitment to pay severance or termination pay any officer, director, employee, agent, consultant or representative of SELLER other than in the ordinary course of business; or

     (k) except as set forth on Schedule 4.7, any debt or liability other than in the ordinary course of business or as otherwise permitted pursuant to the terms of this AGREEMENT.

     4.8 Title to and Condition if Properties. (a) Schedule 4.8 hereto contains a list of all real property owned or leased by SELLER, and a true and complete copy of the deed therefor and each such lease with respect thereto has been delivered to BUYER. Without limiting the generality of the foregoing, as to leasehold estates leased by SELLER, as lessee, SELLER has quiet and peaceable possession of each of the leased properties and other than statutory rights of distraint or similar rights of landlords, and SELLER has not pledged, assigned, mortgaged or otherwise encumbered its leasehold interest in any such leasehold estate. All leases and subleases to which SELLER is a party are in all material respects in full force and effect, and there are no material defaults thereunder. With respect to such leases, no default or event of default on the part of the SELLER, as lessee, and to the knowledge of SELLER, no default or event of default on the part of the lessor, under the provisions of any said leases, and no event which with the giving of notice or passage of time,or both, would constitute such default or event of default on the part of the SELLER, or to the knowledge of SELLER,on the part of any such lessor, has occurred and is continuing unremedied or unwaived when such default would have a material adverse effect on the assets and the business of SELLER.

     (b) SELLER has good and valid title to all of its assets and properties, including without limitation, a valid leasehold interest in all leased property and real estate of SELLER, free and clear of all liens, security interests, and other encumbrances, except as set forth on Schedule 4.8(b) hereto.

     (c) The assets of SELLER including, but not limited to, all machinery, equipment, furniture and fixtures are in good operating condition and repair for assets of such age and type, subject to ordinary wear and tear and the use to which such assets have been employed.

     (d) A list of all tangible personal property as recorded on the books and records of SELLER is included on Schedule 4.8.
Schedule 4.8 also contains a list of all lease of personal property under which SELLER is a lessee or lessor involving tangible personal property requiring annual lease payments or revenue in excess of $1000.00 (true, accurate and complete copies of which leases have been previously been delivered to BUYER).

     4.9 Contracts and Commitments.  (a) Except as set forth on
Schedule 4.9(a), as of the date hereof, SELLER has not made any other contract or agreement or granted an option to sell or otherwise transfer any part of its assets or entered into any understanding or agreement in principle respecting any such transaction with anyone other than BUYER.

     (b) As of the date hereof, SELLER has not made any contract or agreement or granted any option to sell or otherwise transfer the Stock or any part thereof or entered into any understanding or agreement in principle respecting any such transaction with anyone other than BUYER.

     4.10 Section intentionally omitted.

     4.11 Tax Returns and Tax Audits. (a) SELLER, has filed with all appropriate governmental agencies all tax or information returns and tax reports required to be filed and has paid or established accruals for all federal, state and local income, franchise, sales, property, excise, ad valorem, employment (including applicable withholdings for FICA, FUTA and other required federal, state or municipal withholdings) and all interest, penalties, assessments or deficiencies claimed to be due by any such taxing authority for all periods prior to the current taxable period, other than those disclosed on Schedule
4.11. No extension of time to file any tax returns of SELLER have been requested that are currently effective.

     (b) SELLER is not a party to any pending or threatened action or proceeding by any governmental taxing authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against SELLER other than those disclosed on Schedule 4.11. SELLER is not subject to any pending audit or examination by any governmental taxing authority for assessment or collection of taxes other than those disclosed on Schedule 4.11.

     4.12 Insurance. Attached hereto as Schedule 4.12 is a list and description of all general liability, director and officer, property and casualty insurance policies currently in force providing coverage on behalf of SELLER including, without limitation, for the following: malpractice or negligent or grossly negligent acts or omissions by SELLER, general casualty, property damage and flood insurance. Except as set forth on
Schedule 4.12, all of such insurance is now in full force and effect and premiums with respect to such policies have been paid to keep such insurance in full force and effect through the dates set forth in Schedule 4.12. True and complete copies of all such policies and any endorsements thereof have been previously delivered to BUYER. There are no outstanding unpaid claims for insurance with respect to the insurance policies of SELLER. Seller has not received any notice of cancellation or nonrenewal with respect to the insurance policies providing coverage of SELLER.

     4.13 No Litigation, Adverse Events or Violations. (a) Except as set forth on Schedule 4.13 hereto, there is no action, suit, claim, or other proceeding pending against SELLER. There is not action, suit, claim or other proceeding, or to the best of SELLER's knowledge, threatened against SELLER. There are no injunctions or orders entered, pending or, to the best of SELLER's knowledge, threatened against seller.

     (c) There are no actions, suits, claims, or proceedings pending or to the knowledge of SELLER, threatened that would give rise to any right of indemnification on the part of any director or officer of SELLER or the heirs, executors or administrators of any such director, officer, against SELLER.

     4.14 Labor Agreements. SELLER is not and has never been a party to and is not bound by any collective bargaining agreement.

     4.15 Employee Benefit Plans. (a) To the knowledge of SELLER, except as set forth on Schedule 4.15 hereto, SELLER does not have any Benefit Plans, as defined in paragraph (1) below, nor has SELLER maintained or contributed to any Benefit Plans subject to Title IV of ERISA.

     (b) To the knowledge of SELLER, all persons who participate in the operations of each Benefit Plan (including but not limited to the members of any plan committee, all plan fiduciaries, all plan administrators, SELLER, its Board of Directors, and all relevant employees of SELLER), act and have always acted with respect to each Benefit Plan in all material respects in reasonable accordance with the material requirements of all applicable laws (including but not limited to the Employee Retirement Income Security Act of 1974, as amended, and any rules and regulations promulgated thereunder ("ERISA"), and the Internal Revenue Code of 1986, as amended, and any and all rules and regulations promulgated thereunder (the "Code")), and in reasonable accordance with the material terms and conditions of each such Benefit Plan.

     (c) To the knowledge of SELLER, all Benefit Plans are now, and have always been established, maintained and operated in all material respect in accordance with all applicable laws
(including but not limited to ARISE and the Code) and in accordance with the terms and conditions of each such Plan.

     (d) All returns, reports, disclosure statements and elections required to be made on Form 5500 for Seller's 401(k) plan have been timely and accurately filed, delivered, or made.

     (e) To the knowledge of SELLER, with respect to any of the Benefit Plans, no reportable events (within the meaning of ARISE and the Code, respectively), prohibited transactions (within the meaning of Section 4975 of the Code) or party-in-interest transactions (within the meaning of Section 406 of ERISA) have occurred.

     (f) To the knowledge of SELLER, except as described in
Schedule 4.15 hereto and except with respect to income taxed on benefits paid or provided, no income, excise or other tax or penalty (federal or state) has been waived or excused, has been paid or is owed by any person (including and SELLER) with respect to any Benefit Plan. To the knowledge of SELLER, no action has been taken nor has there been any failure to take any action, or is any action contemplated, that would subject any person or entity to any liability for any tax or penalty in connection with any Benefit liability for any tax or penalty in connection with any Benefit Plan (including but not limited to any tax or penalty for the failure to withhold income taxes in connection with fringe benefits).

     (g) To the knowledge of SELLER, except as set forth on
Schedule 4.15, all contributions required to be made to or with respect to each Benefit Plan have been completely and timely made.

     (h) To the knowledge of SELLER, all Benefits or other payments required to be made under or by any Benefit Plan have been completely and timely made.

     (i) To the knowledge of SELLER, there has been no merger, consolidation or transfer of assets or liabilities (including but not limited to a split up or split off) with respect to any Benefit Plan.

     (j) To the knowledge of SELLER, there are no actions, suits, or claims (other than routine claims for benefits) pending or threatened against the Benefit Plans or their assets, or arising out of such Benefit Plans, including but not limited to any action, suit or claim by or on behalf of the Benefit Plans or by any employee of the Seller alleging a breach or beaches of fiduciary duties or violations of applicable state or federal law which could result in liability on the part of either SELLER or the Benefit Plans under ERISA or any other law, and, to SELLER's best knowledge, no facts exist which could give rise to any such actions, suits or claims.

     (k) SELLER has therefore delivered to BUYER, to the knowledge of SELLER true and complete copies of all current and prior material documents, including all amendments thereto, with respect to each of the Benefit Plans set forth in Schedule 4.15 hereto, and SELLER hereby agrees to transfer to BUYER, upon Closing, all records in connection with each Benefit Plan to be assumed by Buyer hereunder. All such records shall accurately state the history of each participant and beneficiary in connection with each Benefit Plan and accurately state the benefits earned by and/or owed to each such person under each Benefit Plan.

     (1) For purposes of this Section 4.15, the term "Benefit Plan" includes but is not limited to (i) pension, retirement, profit sharing, stock bonus, and nonqualified deferred compensation plans, (ii) disability, medical, dental, worker's compensation, health insurance, life insurance, and incentive plans, (iii) vacation benefits and fringe benefits, (iv) any other employee benefit plan as such term is defined in Section 3(3) of ERISA, and (v) any cafeteria plan, accident and health plan (including self-insured medical reimbursement plan), or dependent care assistance program (as such terms are defined in Sections 125, 105 and 129, respectively, of the Code).

     (m) SELLER has complied in all material respects with the continuation coverage requirements of Section 4980B of the Code which applies to any employees of SELLER prior to the Closing.

     4.16 Trade Names. SELLER does not conduct business under any name other than listed on Schedule 4.16.

     4.17 Bank Accounts. Schedule 4.17 contains a list setting forth the name of each bank, savings and loan or other financial institution in which SELLER has any account, safe deposit box, holds any certificates of deposit or other investments, including the type of each such account, the names in which each account, safe deposit box, certificates of deposit or other investments are held, the names of each person authorized to draw thereon or have access thereto, and the amounts held in each such account or such boxes or the fair market value of such certificates of deposit or other investments as of the date designated on
Schedule 4.17.

     4.18 Accounts Receivable and Notes Receivable. All accounts receivable and notes receivable of SELLER represent and constitute bona fide indebtedness-owing to SELLER in the amounts indicated in the Financial Statements of SELLER, with no known material setoffs (other than SELLER's customary allowances for uncollectible accounts and contractual adjustments as indicated thereon and adjusted for estimated for recovery of bad debt).

     4.19 Licenses and Permits. Set forth on Schedule 4.19, to the knowledge of SELLER, is a true and complete listing of all material licenses, permits, certificates of need and approvals from any governmental authority required for the operation of SELLER's Business as conducted at present. To the knowledge of SELLER, each such license, permit, certificate of need and approval held by SELLER to conduct its Business is in full force and effect. Seller is in compliance with all of its obligations with respect thereto, and to the best knowledge of SELLER, no event has occurred which permits or with the giving of notice or the passage of time or both would permit, the revocation or termination of any therefor, except as set forth on Schedule 4.19 hereto. The sale of the Stock and the consummation of the transactions contemplated by this AGREEMENT will not result in the termination or revocation of any such license, permit, certificate of need or approval by which SELLER is bound or to which SELLER is subject.

     4.20 Directors, Officers and Employees.  Set forth on
Schedule 4.20 is a true and complete list of the directors and officers of SELLER, and each employee of SELLER, together with the current position of each such employee and the current amount of salaries and bonuses of each such employee. Schedule 4.20 also sets forth whether SELLER has entered into a written employment agreement with any such person, and a true and complete copy of each such employment agreement has been heretofore delivered to BUYER.

     4.21 Discharge Fees. SELLER and PLEASANT have not, directly or indirectly, retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this AGREEMENT or the transaction contemplated thereby, except as set forth on Schedule 4.21, including the amounts owed to businesses or professionals hired by SELLER or PLEASANT in connection with the sale, negotiation or closing contemplated by this AGREEMENT or the preparation of financial statements required hereunder.

     4.22 No Adverse Action. There are no actions, suits, claims or other proceedings pending or, to the best of SELLER's knowledge, threatened, or injunctions or orders entered, pending or, to the best knowledge, threatened against SELLER to restrain or prohibit the consummation of the transactions contemplated hereby.

     4.23 Full Disclosure. To the knowledge of SELLER, SELLER has disclosed to BUYER all material facts relating to SELLER and its operations and/or Business and has not omitted to disclose to BUYER any material fact relating to SELLER, or its operations, necessary to make the statements made herein not misleading.

     4.24 Severance Pay. The Closing of this transaction contemplated hereunder shall not result in any severance obligations with respect to employees of SELLER, except as established in SELLER's Employee Handbook, which is attached as
Schedule 4.24.

     4.25 Contracts. Schedule 4.25 contains a list of each contract which individually constitutes more than five percent
(5%) of the annual revenues of SELLER.

ARTICLE 5.REPRESENTATIONS AND WARRANTIES OF BUYER

     BUYER represents and warrants to SELLER both as of the date hereof and as of the Closing Date, as follows:

     5.1 Organization of BUYER; Good Standing. BUYER is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York. BUYER has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

     5.2 Authority. (a) BUYER has the full corporate power and has taken all action necessary to execute, delivery and perform this AGREEMENT and to carry out the transactions contemplated hereby. The execution, delivery and performance of this AGREEMENT and the other Transaction Documents to which BUYER is a party constitute legal, valid and binding obligations of BUYER enforceable against BUYER in accordance with its terms, except to the extent that such enforceability may be limited by (i) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

     (b) Neither the execution or delivery of this AGREEMENT and the other Transaction Documents nor the consummation of the transactions contemplated hereby will (i) except for obtaining any consent, where the failure to obtain such consent would not materially or adversely affect the assets or the financial condition of BUYER, conflict with, constitute a breach, violation or termination of any provision of any contracts and other agreements to which BUYER is a party or by which it is bound,
(ii) conflict with or violate the Articles of Incorporation or By-Laws of BUYER, or (iii) violate any law, regulation, judgment, rule, order or any other restriction of any kind or character applicable to BUYER or any of its properties or assets, the violation of which could have a material adverse effect on the financial condition or business operations of BUYER.

     5.3 No Adverse Action. There are no actions, suits, claims or other proceedings pending or, to the best of BUYER's knowledge, threatened, or injunctions or orders entered, pending or, to the best of BUYER's knowledge, threatened against BUYER to restrain or prohibit the consummation of the transactions contemplated hereby.

     5.4 Access; Restriction on Stock. BUYER represents that it has had and SELLER represents that it has given access to the books and records generally of SELLER, and all of the material agreements, licenses, permits, contracts, properties, and assets of SELLER. BUYER has knowledge and experience in financial and business matters and investments of this type and is capable of evaluating the merits and risks of investment in the Stock.
BUYER has the financial ability to bear the risk of investment in the Stock and is acquiring the Stock solely for investment with no present intention to resell. BUYER is aware that the Stock is not registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and must be held indefinitely unless it is registered under the Securities Act or is exempt from registration under the Securities Act. Buyer will not further transfer the Stock without compliance with the registration and other provisions of all applicable securities laws.

               ARTICLE 6. COVENANTS AND AGREEMENTS

     6.1 Actions Pending Closing. From the date hereof to the Closing, except as otherwise contemplated by this AGREEMENT, SELLER covenants and agrees as follows:

     (a) SELLER will be operated in the usual and ordinary manner consistent with past practices and will preserve its present business organization intact, and preserve its present relationships with persons having business dealings with it and to take such actions as are reasonably necessary and to cause the transition of such business operations and employee and other relationships to BUYER as of the Closing Date, as contemplated by this AGREEMENT.

     (b) SELLER will not, without BUYER's consent, increase or decrease the compensation payable or to become payable by SELLER to any officer or employee of SELLER, or make any material change in any insurance, pension or other employee benefit plan, pay any commission or bonus to any of such officers or employees, other than in the normal course of business consistent with existing, personnel policies, nor will SELLER amend any employment agreement between SELLER and any employee of SELLER.

     (c) Except as otherwise provided herein, SELLER will not(i) mortgage,pledge, create or permit to exist any lien or security interest against any of its assets, except for the liens and security interests set forth on Schedule 6.1 hereto and except for the liens securing property acquired by SELLER in the ordinary course of business and as otherwise permitted pursuant to this AGREEMENT (the "Permitted Exceptions"), (ii) fail to maintain its assets in the usual and ordinary course of business consistent with past practices; (iii) sell, assign, transfer, lease or otherwise therein, except in each case in the usual and ordinary course of business, (iv) terminate, modify or change any of the contracts, as set forth herein on Schedule 6.1; and (v) enter into any material transaction, contract or commitment obligating SELLER in excess of $1,000.00 which is not in the usual and ordinary course of Seller business.

     (d) All assets of SELLER will be used, operated, maintained and repaired in the usual and ordinary course of SELLER's business consistent with past practices.

     (e) SELLER will not permit any insurance policy naming it as a beneficiary or a loss payable payee covering any of its assets or its operations to be cancelled, terminated or modified or any of the coverage thereunder to lapse, unless simultaneously with such termination or cancellation, replacement policies, reasonably satisfactory to BUYER, providing substantially the same coverage, are in full force and effect.

     (f) SELLER will timely file (including all applicable extensions) all tax returns and reports required to be filed with any federal, state or local governments or governmental agencies. SELLER will timely file (including all applicable extensions) the federal and state income tax returns with respect to SELLER's operations for the period January 1, 1995 through and including the Closing Date and make all payments required in connection therewith.

     (g) SELLER shall not make or institute any methods of collections, credit, billing, management, accounting or operation which are not in the usual and customary course of its business, consistent with SELLER's past practices.

     (h) Except as set forth on Schedule 6.1(h), SELLER shall not transfer any of its assets, other than in the ordinary course of business. SELLER shall not transfer any of the Stock. SELLER shall not pledge, create or permit any lien, claim or other encumbrance against any of the Stock nor issue any options, warrants or other rights with respect thereto.

     (i) With respect to any contract of SELLER as set forth on
Schedule 6.1 which, in accordance with their terms, will terminate due to the expiration of the term thereof prior to the Closing Date, SELLER shall use good faith efforts to extend such contracts' provided, however, that in the event any such extension would require payment of rentals or other compensation by SELLER in excess of that currently paid or would require SELLER to agree to terms which are materially and adversely different from the present terms of such contract, then SELLER shall not extend such contract without obtaining BUYER's prior written consent to such terms and extension.

     (j) From the date hereof, through and including the Closing
Date, SELLER shall not amend its Articles of Incorporation or By-
Laws.

     (k) Seller will operate its business through the Closing Date so that the representations and warranties of SELLER made to BUYER in this AGREEMENT shall be true and correct at the Closing Date as if made on the Closing Date (except for representations and warranties made in Sections 4.4, 4.6, 4.17 and 4.18 with respect to financial statements and other financial information of SELLER which expressly relate to an earlier date or time, which representations shall be true and correct on and as of the specific date or times referred to therein); provided, however, that SELLER shall promptly disclose to BUYER any information contained in the Schedules to this AGREEMENT which, because of an event occurring after the date hereof, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date and was incorrect when made; provided, however, that any such disclosures shall be deemed to modify, amend, or supplement the representations and warranties of SELLER in the Schedules hereto, unless such amendment shall have a material adverse affect on the assets and/or financial condition of SELLER.

     6.2 Consents SELLER shall use good faith efforts and cooperate with BUYER in obtaining all necessary consents required for the transfer of the Stock to BUYER.

          ARTICLE 7. COVENANTS AND AGREEMENTS OF BUYER

     BUYER hereby covenants and agrees with SELLER as follows:

     7.1 Consents. From and after the date hereof, BUYER shall use good faith efforts and cooperate with SELLER on obtaining all necessary consents required for the transfer of the Stock to BUYER.

     7.2 Post-Closing Access to Information. SELLER, PLEASANT and BUYER acknowledge that subsequent to Closing each party may need access to information or documents in the control or possession of the other party for the purposes of concluding transactions herein contemplated, audits, compliance with governmental requirements and regulations, and the prosecution or defence of third party claims. Accordingly, SELLER, PLEASANT and BUYER agree that after Closing each will make reasonably available to the other's agents,independent auditors and/or governmental agencies upon written request and at the expense of the requesting party such documents and information as may be available relating to the Stock or SELLER for periods prior and subsequent to Closing to the extent necessary to facilitate concluding the transactions herein contemplated, audits, compliance with governmental requirements and regulations and the prosecution or defense of claims.

         ARTICLE 8. CONDITIONS TO BUYER'S OBLIGATION TO
                   CONSUMMATE THE TRANSACTION

     Each and every obligation of BUYER to be performed hereunder is subject to the satisfaction on or prior to the Closing Date of the conditions set forth below, any one or more of which may be waived in writing by BUYER:

     8.1 Compliance with AGREEMENT. SELLER and PLEASANT shall have performed all of their obligations and agreements, and complied, in all material respects, with all covenants,warranties and conditions contained in this AGREEMENT which are required to be performed or complied with by them on or prior to the Closing Date, and the President of SELLER shall have delivered a certificate to such effect to BUYER at Closing.

     8.2 Representations and Warranties. The representations and warranties of SELLER contained in this AGREEMENT and the other Transaction Documents shall be true, complete and correct, in all material respects, on and as of the date made and as of the Closing Date with the Same Force and Effect as though such representations and warranties had been made or given on the Closing Date, and the President of Seller shall have delivered a certificate to such effect to BUYER at Closing.

     8.3 Approvals and Consents. The consents, approvals and waivers as set forth on Schedule 8.3 hereto necessary in order to consummate the transactions contemplated hereby shall have been obtained.

     8.4 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated or which would prohibit BUYER's purchase of the Stock.

     8.5 No Material Adverse Change. No event or condition resulting in a materially adverse change in the financial condition or Business of SELLER or its assets shall have occurred and be continuing that has not been disclosed to BUYER in writing on Schedule 8.5.

     8.6 Opinion of Counsel. BUYER shall have received an opinion of SELLER's legal counsel, dated the Closing Date, substantially in the form of Exhibit III hereto.

     8.7 Non-Competition Agreement. BUYER shall have received the Non-Competition Agreement substantially in the form of Exhibit IV hereto duly executed by PLEASANT, and such Non-Competition Agreement Shall be in full force and effect and constitute a legal, valid and binding obligation of PLEASANT enforceable against PLEASANT in accordance with its terms. Payments shall be made annually on the anniversary date of the execution date of the Non-Competition Agreement to ROGER JACKSON PLEASANT, his executors or heirs, or assigns according to the following schedule:
          Years 1-5      $105,000.00 annually
          Years 6-15     $150,000.00 annually
     Buyer is prohibited from applying offsets or adjustments against amounts due PLEASANT under the terms of the Non-Competition Agreement, except following a judicial order.

     8.8 Deliveries. BUYER shall have received from SELLER all of the other documents required to be delivered by them pursuant to
Section 11.1(a) of this AGREEMENT.

          ARTICLE 9. CONDITIONS TO SELLER'S OBLIGATION
                  TO CONSUMMATE THE TRANSACTION

     Each and every obligation of SELLER to be performed at or before the Closing hereunder is subject to the satisfaction on or prior to the Closing Date of the conditions set forth below, any one or more of which may be waived in writing by SELLER.

     9.1 Compliance with AGREEMENT. BUYER shall have performed all of its obligations and agreements and complied, in all material respect, with all covenants, warranties and conditions contained in this AGREEMENT which are required to be performed or complied with by BUYER on or prior to the Closing Date, and the President of BUYER shall have delivered a certificate to such effect to SELLER on the Closing Date.

     9.2 Representations and Warranties. The representations and warranties of BUYER contained in this AGREEMENT and the other Transaction Documents shall be true, complete and correct, in all material respects, on and as of the date made and as of the Closing Date with the same force and effect as though such representations and warranties had been made or given on the Closing Date, and the President of BUYER shall have delivered a certificate to such effect to SELLER at Closing.

     9.3 Approvals and Consents. The material consents, approvals and waivers as set forth on Schedule 8.3 hereto necessary in order to consummate the transactions contemplated hereby shall have been obtained.

     9.4 No Litigation. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions herein contemplated or which would prohibit BUYER's purchase of the Stock.

     9.5 Guaranty of STAFF BUILDER'S INC. SELLER shall have received from STAFF BUILDERS, INC., a Delaware corporation, a duly authorized and executed Guaranty in the form of Exhibit IV hereto, and such Guaranty shall be in full force and effect and constitute a legal, valid and binding obligation of STAFF BUILDERS, INC., enforceable against STAFF BUILDERS, INC., in accordance with its terms.

     9.6 Deliveries. SELLER shall have received from BUYER all of the other documents required to be delivered by them pursuant to
Section 11.1(b) of this AGREEMENT.

                    ARTICLE 10.  TERMINATION

     10.1 Termination Prior to the Closing Date. Notwithstanding anything herein to the contrary, this AGREEMENT may be terminated at any time:

     (i) On or prior to the Closing Date by mutual written consent of BUYER and SELLER;

     (ii)      By BUYER, if the conditions specified in Article
               8 have not been satisfied or waived by BUYER as of the Closing Date.

     (iii)     By SELLER, if the conditions specified in Article
               9 have not been satisfied or waived by SELLER as of the Closing Date;

     (iv) At the election of the SELLER prior to the Closing Date, if the BUYER has breached any representation, warranty, covenant or agreement contained in this AGREEMENT, and such breach has not been cured within seven (7) days after notice is given to terminate this AGREEMENT as a result of such breach;

     (v) At the election of the BUYER prior to the Closing Date, if the SELLER has breached any material representation, warranty, covenant or agreement contained in this AGREEMENT, and such breach has not been cured within seven (7) days after notice is given to terminate this AGREEMENT as a result of such breach; or

     (vi) At the election of the SELLER or the BUYER, if any legal proceeding is commenced or threatened by any court or governmental agency directed against the consummation of the Closing or any other transaction contemplated under this AGREEMENT.

In the event of the termination of this AGREEMENT pursuant to this Section 10.1, this AGREEMENT shall automatically terminate and be of no further force and effect, and there shall be no liability hereunder (except if termination occurs pursuant to clauses (iv) or (v) above), or in respect of the transaction contemplated hereby.

          ARTICLE 11. DELIVERIES AT AND AFTER CLOSING.

     11.1 Deliveries at Closing.

     (a)  At Closing, SELLER shall deliver to BUYER:

     (i) a certificate for the Stock, together with a stock power duly endorsed in favor of BUYER;

     (ii) certificates, dated the Closing Date, required to be delivered by BUYER to SELLER pursuant to Sections 9.1 and 9.2 hereof,

     (iii) a certificate of an authorized officer of BUYER certifying that all necessary corporate action by the Board of Directors has been taken to authorize the consummation of the transactions provided for in this AGREEMENT. Such certificate shall attached or set forth verbatim the resolutions adopted by the Board of Directors of BUYER;

     (iv) the Guaranty required pursuant to Section 9.5 hereof;

     (v) The Non-Competition Agreement to PLEASANT required pursuant to Section 8.7 hereof; and

     (vi) the Note payable to PLEASANT in connection with the Purchase Price.

                  ARTICLE 12.  INDEMNIFICATION.

     12.1 Indemnity of BUYER.

          (a) PLEASANT and SELLER shall indemnify BUYER and hold it harmless from and against:

               (i) any and all damages, expenses and losses suffered, paid or incurred, or to be suffered, paid or incurred in the future, by BUYER arising out of (a) any inaccuracies in or any material breach of any representation, covenant, agreement or warranty on the part of SELLER herein contained or in any other Transaction Document, (b) any material breach of representations made by a Director or Officer of Seller of the Representations made in the Resignation and Certification of such Director or Officer; and (c) any claim against SELLER of a Director or Officer of SELLER who fails to deliver at Closing to BUYER a Resignation and Certification; and

               (ii) any and all reasonable costs and expenses of
                    BUYER related to clause (i) above, including reasonable attorney's fees in connection with the prosecution, defense or appeal of any suit or action in connection therewith.

     (All of such items described in paragraphs (i) and (ii) above are collectively referred to herein after as the "BUYER's
Loss.")

     (b) Whenever it shall come to the attention of BUYER that it has suffered or incurred, or may suffer or incur, any BUYER's Loss, BUYER shall give prompt written notice to SELLER of such anticipated or actual loss, damage, cost or expense, and BUYER will permit SELLER, at SELLER's option and expense, to conduct the defense against any such claim or actions, and will cooperate with SELLER in such defense in such manner as SELLER may reasonably request. If SELLER elects not to, or fails to, defend against such claims or actions, BUYER shall have the right to defend against such claims at SELLER's expense. If BUYER shall defend against such claim or action at SELLER's expense, BUYER agrees that it will not settle or permit the settlement of any matter giving rise to any BUYER's Loss without the prior written consent of SELLER (which consent will not be unreasonably withheld).

     (c) BUYER's right to assert a claim against PLEASANT and SELLER for indemnification pursuant to this Section 12.1 shall survive the Closing and shall expire:

          (i) with respect to breaches of representations, warranties, covenants and agreements of SELLER, on the date one year from the execution date of this AGREEMENT.

     (d)  (i)   Notwithstanding any provisions to the contrary in
                Section 12 of this AGREEMENT, no claim, either individually or in aggregate, for indemnification by PLEASANT and SELLER hereunder, shall be valid and assertable unless it is equal to or greater than Fifty Thousand Dollars($50,000.00) (the
                "Basket Deductible"), at which time, subject to the limitations set forth in Section 12.2(d)
                (ii), the indemnifying party shall be liable for amounts above the Basket Deductible.

          (ii) In no event shall the aggregate liability of PLEASANT and SELLER for indemnification hereunder or otherwise arising out of or relating to this AGREEMENT exceed One Million Five Hundred
                Thousand Dollars ($1,500,000.00).

          (iii) any and all reasonable costs and expenses of BUYER related to clause (c) (i) above, including reasonable attorney's fees in connection with the prosecution, defense or appeal of any suit or action in connection therewith.

     12.2 BUYER's Indemnity of PLEASANT and/or SELLER. (a) BUYER shall indemnify PLEASANT and/or SELLER and hold them harmless from and against:

          (i) any and all damages, expenses and losses suffered, paid or incurred, or to be suffered, paid or incurred in the future, by PLEASANT, arising out of any failure of BUYER to make any payments as required by this AGREEMENT or the Non-Competition Agreement attached hereto and referred to herein;

          (ii) any and all damages, expenses and losses suffered, paid or incurred, or to be suffered, paid or incurred in the future, by SELLER, except as referred to in 12.2(i) above, arising out of any inaccuracies in or breach of any representation, covenant, agreement or warranty on the part of BUYER herein contained or in any other Transaction Document;

          (iii) any and all reasonable costs and expenses of PLEASANT and/or SELLER related to clauses (i) or
           (ii) above, including reasonable attorney's fees in connection with the prosecution, defense or appeal of any suit or action in connection therewith.

     (All of such items described in paragraphs (i) and (ii) above are collectively referred to hereinafter as the "SELLER's
Loss.").

     (b) Whenever it shall come to the attention of SELLER or PLEASANT that it has suffered or incurred, or may suffer or incur, any SELLER's Loss, or SELLER shall give prompt written notice to BUYER of such anticipated or actual loss, damage, cost or expense, and SELLER will permit BUYER, at BUYER's option and expense, to conduct the defense against any such claim or actions, and will cooperate with BUYER in such defense in such manner as BUYER may reasonably request. If BUYER elects not to, or fails to, defend against such claims or actions, SELLER shall have the right to defend against such claims at BUYER's expense. IF SELLER shall defend against such claim or action at BUYER's expense. If SELLER shall defend against such claim or action at BUYER's expense, SELLER agrees that it will not settle or permit the settlement of any matter giving rise to any SELLER's Loss without the prior written consent of BUYER (which consent will not be unreasonably withheld).

     (c) PLEASANT's or SELLER's right to assert a claim against BUYER for indemnification pursuant to this Section 12.2 shall survive the Closing and shall expire on the date which is one year subsequent to the final date that any payments are due under this AGREEMENT or any of the Transaction Documents.

     (d) It is expressly agreed that SELLER or PLEASANT shall not be entitled to any indemnification of SELLER or PLEASANT by BUYER, pursuant to Section 12.1 (b), and SELLER shall not be entitled to any indemnification from BUYER, whether pursuant to this Section 12.2 or otherwise arising out of the sale of the Stock to BUYER or the transaction contemplated by this AGREEMENT, the Non-Competition Agreement or the Notes due hereunder or any of the other Transaction Documents plus reasonable attorney's fees and expenses if so ordered by the court.

                   ARTICLE 13.  MISCELLANEOUS

     13.1 Survival. Notwithstanding any right of BUYER to fully investigate the business and operations of SELLER or the Stock, the BUYER shall be entitled to rely fully on the material representations, warranties, covenants and agreements of SELLER contained in this AGREEMENT and the other Transaction Documents. The representations, warranties, covenants and agreements made by the parties herein shall survive the Closing as set forth in
Article 12. This Section 13.1 is not intended to create any rights in any third party beneficiaries.

     13.2 Expenses. At the Closing, SELLER and BUYER shall each be responsible for their own respective costs incurred regarding this AGREEMENT and the related documents, and for any and all other transactions contemplated by this AGREEMENT, unless otherwise agreed to by the parties in writing.

     13.3 Notices. Any notice, request, consent or communication under this AGREEMENT shall be effective only if it is in writing and personally delivered or sent by a nationally recognized overnight delivery service, with delivery confirmed, or telexed or telecopies, with receipt confirmed (provided that if telexed or telecopied, with a copy also sent by regular United States mail), or deposited in the United States mail, with postage prepaid thereon, Certified or registered mail, return receipt requested, addressed as follows:

     If to SELLER or to an Indemnitee:
          MEDVISIT, INC.
          c/o Mr.Roger Jackson Pleasant
          465 Yarborough Road
          Roxboro, NC  27573

     With a copy to SELLER's legal counsel:
          Larry E. Robbins, Esq.
          Wyrick, Robbins, Yates & Ponton L.L.P.
          4101 Lake Boone Trail, Suite 300
          Raleigh, NC  27607
          Facsimile Number 919-751-4865

     If to BUYER:
          STAFF BUILDERS, INC.
          Mr.Stephen Savitsky
          1983 Marcus Avenue
          Lake Success, NY  11042
          Facsimile Number 316-358-9128

     With a copy to BUYER's legal counsel:
          Joan M. Mitchell, Esq.
          Mitchell Law Offices, P.A.
          2110 South Miami Boulevard
          Durham, NC 27703
          Facsimile Number 919-598-9090

or such other persons and/or such other persons and/or addresses as shall be furnished in writing by any party to the other party, and shall be deemed to have been given as of the date when so personally delivered, or the next day when delivered during business hours to such overnight delivery service properly addressed or when receipt of a telex of telecopy is confirmed, or upon the earlier to occur of receipt or five (5) business days after mailing as provided above, as the case may be, unless the sending party has actual knowledge that such notice was not received by the intended recipient.

     13.4 Parties in Interest and Assignment. (a) This AGREEMENT is binding upon and is for the benefit of the parties hereto and their respective successors and assigns.

     (b) Neither this AGREEMENT nor any of the rights or duties of any party hereto may be transferred or assigned to any person except by a written agreement executed by all of the parties hereto; provided, however, that BUYER may assign its rights or delegate its duties hereunder to a wholly owned subsidiary or franchisee of BUYER. If the BUYER assigns its rights or delegates its duties hereunder, the obligations and payments due under the Note and the Non-Competition Agreement will continue to be the primary obligation of Staff Builders, Inc. or guaranteed by Staff Builders, Inc., as the case may be.

     (c) It is expressly agreed that this AGREEMENT is not intended to create any rights in respect to any third party beneficiaries.

     13.5 Indebtedness of SELLER. As set forth on Schedule 13.5, all indebtedness or obligations of SELLER, including indebtedness underlines of credit, bank loans, credit cards, leases, etc., involving personal guarantees of stockholders and/or officers of SELLER, or liens of any kind on assets will be assumed by BUYER, or will be paid by SELLER from cash on hand, such that such stockholders and/or officers of SELLER are relapsed from such guarantees. Buyer shall use its best efforts to release PLEASANT from any and all guaranties before or at closing. If any item may be paid or satisfied at closing by payment in cash, the Buyer agrees to pay said money at closing to satisfy such obligations. If Buyer is unable to obtain the release of PLEASANT harmless pursuant to the provisions of Section 12.3, and said indemnification shall survive the Closing until all obligations are paid, satisfied and released to the satisfaction of PLEASANT. Buyer shall provide a schedule to PLEASANT upon request within 30 days of closing notifying PLEASANT of any obligations where he has not been released and evidencing to PLEASANT that the Buyer is the primary obligor.

     13.6 Review and Approval. This transaction shall be subject to the review and approval, if any is required, by appropriate local, state and federal agencies, and the usual and normal due diligence to be conducted as expeditiously as possible by BUYER of the business affairs of SELLER. This due diligence shall be conducted beginning the week of July 31, 1995 and shall be completed by August 15, 1995, or sooner.

     13.7 Modification. This AGREEMENT may not be amended or modified except by writing signed by an authorized officer of each of the parties hereto. No waiver of the performance or breach of, or default under, any condition or obligation hereof shall be deemed to be a waiver of any other performance, or breach of, or default under the same or any other condition or obligation of this AGREEMENT.

     13.8 Entire AGREEMENT. This AGREEMENT, together with those related agreements contemplated by this AGREEMENT, embodies the entire agreement between the parties hereto and cancels and supersedes all previous agreements and understandings relating to the subject matter of this AGREEMENT, written or oral, between the parties hereto, including without limitation, the Letter of Intent dated July 26, 1995, and the Modification to Letter of Intent Dated August 8, 1995. There are no agreements, representations, or warranties between the parties other than those set forth or provided herein.

     13.9 Arbitration. The parties agree to use good faith negotiation to resolve any dispute, claim or controversy that may arise under or relate to this Agreement, the Non-Competition Agreement or the Promissory Note. in the event that the parties are not able to resolve any dispute, claim or controversy by negotiation, any such dispute, claim or controversy may be settled by mediation which shall be conducted in Durham, North Carolina.

     13.10 Execution in Multiple Counterparts. This AGREEMENT may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     13.11 Headings. The headings contained in this AGREEMENT are for reference purposes only and shall not affect in any way the meaning or interpretation of this AGREEMENT.

     13.12 Governing Law. This AGREEMENT shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of North Carolina, including all matters of enforcement, validity and performance. All litigation brought or held on the basis of this AGREEMENT shall be brought and held in the appropriate state court in Durham, Durham County, North Carolina, or in the federal court for the Middle District of North Carolina, in Durham, North Carolina.

     13.13 Schedules. All of the Schedules attached hereto are incorporated herein and made a part of this AGREEMENT by this reference thereto.

     13.14 Severability. In case one or more of the provisions contained in this AGREEMENT shall for any reason be held to be invalid, illegal or unenforceable in any respect, the invalidity or illegality or unenforceability shall not affect any other provision and this AGREEMENT shall be construed as if the invalid, illegal or unenforceable provision had never been contained in it.

     13.15 Certain Post Closing Matters. Following the Closing, SELLER and PLEASANT agree to cooperate with BUYER and shall take such reasonable actions, deliver such documents to BUYER and execute such documents as BUYER may reasonably request in order to carry out the purpose of this AGREEMENT and the other Transaction Documents.

     IN WITNESS WHEREOF, the parties hereto have duly executed this AGREEMENT as of the date and year first above written.

                                   MEDVISIT, INC.
ATTEST:

  /s/ Sandra L. Pleasant           By:  /s/ Jack Pleasant
                                  Its:   President

                                   ROGER JACKSON PLEASANT
WITNESS:

   /s/ Sandra L. Pleasant            /s/ Roger Jackson Pleasant


                                   STAFF BUILDERS SERVICES, INC.
ATTEST:

  /s/ Renee Silver, Asst. Secy.    By:  /s/ David Savitsky
                                  Its:  Executive Vice President

     The obligations under this Agreement are guaranteed by the full faith and credit of Staff Builders, Inc., hereby and under a separate Guaranty Agreement of even date herewith.


                                   STAFF BUILDERS, INC.
                                   A Delaware Corporation

                                   By:  /s/ David Savitsky
                                  Its:  Executive Vice President
(Corporate Seal)

ATTEST

_____________________________
_______________Secretary